EXHIBIT 99.1

Dolby Laboratories Reports First Quarter Fiscal 2020 Financial Results

SAN FRANCISCO, Jan. 29, 2020 (GLOBE NEWSWIRE) -- Dolby Laboratories, Inc. (NYSE:DLB) today announced the Company's financial results for the first quarter of fiscal 2020. For the first quarter, Dolby reported total revenue of $291.9 million, compared to $302.4 million for the first quarter of fiscal 2019.

“We’re off to a strong start to 2020 as Dolby Vision and Dolby Atmos are being adopted across more content and more devices,” said Kevin Yeaman, President and CEO, Dolby Laboratories. “Innovations like Dolby Atmos for music are sparking a wave of interest from artists and fans, creating more reasons for our partners to adopt our technology and for consumers to seek Dolby experiences.”

First quarter GAAP net income was $48.8 million, or $0.47 per diluted share, compared to GAAP net income of $98.2 million, or $0.93 per diluted share for the first quarter of fiscal 2019. On a non-GAAP basis, first quarter net income was $65.5 million, or $0.64 per diluted share, compared to non-GAAP net income of $78.7 million, or $0.74 per diluted share for the first quarter of fiscal 2019. First quarter cash flows from operations was $31.2 million, compared to $57.0 million for the first quarter of fiscal 2019. A complete listing of Dolby's non-GAAP measures are described and reconciled to the corresponding GAAP measures at the end of this release.

Dividend

Today, Dolby announced a cash dividend of $0.22 per share of Class A and Class B common stock, payable on February 20, 2020, to stockholders of record as of the close of business on February 10, 2020.

Financial Outlook

Second Quarter Fiscal 2020

Dolby is providing the following estimates for its second quarter of fiscal 2020:

  Total revenue will range from $370 million to $390 million

  Gross margin percentages will be approximately 89% on a GAAP basis and approximately 90% on a non-GAAP basis

  Operating expenses will range from $213 million to $219 million on a GAAP basis and from $191 million to $197 million on a non-GAAP basis

  Effective tax rate will range from 18% to 20% on both a GAAP basis and non-GAAP basis

  Diluted earnings per share will range from $0.97 to $1.03 on a GAAP basis and from $1.15 to $1.21 on a non-GAAP basis

Fiscal Year 2020

Dolby is providing the following estimates for its fiscal year 2020:

  Total revenue will range from $1.30 billion to $1.35 billion

  Gross margin percentages will range from 87% to 88% on a GAAP basis and from 88% to 89% on a non-GAAP basis

  Operating expenses will range from $829 million to $849 million on a GAAP basis and from $740 million to $760 million on a non-GAAP basis

  Effective tax rate will range from 17% to 19% on a GAAP basis and from 18% to 20% on a non-GAAP basis

  Diluted earnings per share will range from $2.64 to $2.74 on a GAAP basis and from $3.40 to $3.50 on a non-GAAP basis

Conference Call Information

Members of Dolby management will lead a conference call open to all interested parties to discuss first quarter fiscal 2020 financial results for Dolby Laboratories at 2:00 p.m. PT (5:00 p.m. ET) on Wednesday, January 29, 2020. Access to the teleconference will be available over the Internet from http://investor.dolby.com/event-calendar or by dialing 1-800-263-0877. International callers can access the conference call at 1-646-828-8143.

A replay of the call will be available from 5:00 p.m. PT on Wednesday, January 29, 2020, until 8:59 p.m. PT on Wednesday, February 5, 2020, by dialing 1-844-512-2921 (international callers can access the replay by dialing 1-412-317-6671) and entering the confirmation code 8210782. An archived version of the teleconference will also be available on the Dolby website, http://investor.dolby.com.

Non-GAAP Financial Information

To supplement Dolby's financial statements presented on a GAAP basis, Dolby provides certain non-GAAP financial measures to provide investors with an additional tool to evaluate Dolby's operating results in a manner that focuses on what Dolby's management believes to be its ongoing business operations. Specifically, we exclude the following as adjustments from one or more of our non-GAAP financial measures:

Stock-based compensation expense: Stock-based compensation, unlike cash-based compensation, utilizes subjective assumptions in the methodologies used to value the various stock-based award types that we grant. These assumptions may differ from those used by other companies. To facilitate more meaningful comparisons between our underlying operating results and those of other companies, we exclude stock-based compensation expense.

Amortization of acquisition-related intangibles: We amortize intangible assets acquired in connection with acquisitions. These intangible assets consist of patents and technology, customer relationships, and other intangibles. We record amortization charges relating to these intangible assets in our GAAP financial statements, and we view these charges as items arising from pre-acquisition activities that are determined by the timing and valuation of our acquisitions. As these amortization charges do not directly correlate to our operations during any particular period, and often remain unchanged between reporting periods, we exclude these charges to facilitate an evaluation of our current operating results and comparisons to our past operating performance.

Restructuring charges: Restructuring charges are costs associated with restructuring plans and primarily relate to costs associated with exit or disposal activities, employee severance benefits, and asset impairments. We exclude restructuring costs, including any adjustments to charges recorded in prior periods, as we believe that these costs are not representative of our normal operating activities and therefore, excluding these amounts enables a more effective comparison to our past operating performance.

Income tax adjustments: We believe that excluding the income tax effect of the aforementioned non-GAAP adjustments provides a more accurate view of our underlying operating results to management and investors.

Impact from Tax Reform: The enactment of the U.S. Tax Cuts and Jobs Act (Tax Reform), and any related amendments or revisions, requires certain discrete and infrequent charges that are not representative of current operating results and therefore, excluding these amounts enables a more effective comparison to our past operating performance.

Using the aforementioned adjustments, Dolby provides various non-GAAP financial measures including, but not limited to: non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating margin, and non-GAAP effective tax rate. Dolby's management believes it is useful for itself and investors to review both GAAP and non-GAAP measures to assess the performance of Dolby's business. Dolby's management does not itself, nor does it suggest that investors should, consider non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Whenever Dolby uses non-GAAP financial measures, it provides a reconciliation of the non-GAAP financial measures to the most closely applicable GAAP financial measures. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures as detailed above. Investors are also encouraged to review Dolby's GAAP financial statements as reported in its US Securities and Exchange Commission (SEC) filings. A reconciliation between GAAP and non-GAAP financial measures is provided at the end of this press release and on the Dolby investor relations website, http://investor.dolby.com.

Forward-Looking Statements

Certain statements in this press release, including, but not limited to, statements relating to Dolby's expected financial results for the second quarter of fiscal 2020 and fiscal 2020, our ability to advance our long-term objectives and future dividend payments are "forward-looking statements" that are subject to risks and uncertainties. These forward-looking statements are based on management's current expectations, and as a result of certain risks and uncertainties, actual results may differ materially from those projected. The following important factors, without limitation, could cause actual results to differ materially from those in the forward-looking statements: risks associated with trends in the markets in which Dolby operates, including the Broadcast, Mobile, Consumer Electronics, PC, Cinema, and Other Markets; the loss of, or reduction in sales by, a key customer or licensee; pricing pressures; risks that the continued shift in content distribution from optical disc-based and other traditional media to online and streaming media content could result in fewer devices with Dolby technologies or less revenue from such devices; risks associated with the effects of macroeconomic conditions, including trends in consumer spending; risks relating to conducting business internationally, including trade restrictions and changes in diplomatic or trade relationships; risks relating to the expiration of patents; the timing of Dolby's receipt of royalty reports and payments from its licensees, including recoveries; the impact of Tax Reform; timing of revenue recognition under licensing agreements and other contractual arrangements; Dolby's ability to develop, maintain, and strengthen relationships with industry participants; Dolby's ability to develop and deliver innovative technologies in response to new and growing markets; competitive risks; risks associated with conducting business in China and other countries that have historically limited recognition and enforcement of intellectual property and contractual rights; risks associated with the health of the motion picture industry generally; Dolby's ability to increase its revenue streams and to expand its business generally, and to expand its business beyond audio technologies to other technologies; risks associated with acquiring and successfully integrating businesses or technologies; and other risks detailed in Dolby's SEC filings and reports, including the risks identified under the section captioned "Risk Factors" in its most recent annual report on Form 10-K. Dolby disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

About Dolby Laboratories

Dolby Laboratories (NYSE: DLB) is based in San Francisco with offices in over 20 countries around the globe. Dolby transforms the science of sight and sound into spectacular experiences. Through innovative research and engineering, we create breakthrough experiences for billions of people worldwide through a collaborative ecosystem spanning artists, businesses, and consumers. The experiences people have - with Dolby Cinema, Dolby Vision, Dolby Atmos, Dolby Audio, and Dolby Voice - revolutionize entertainment and communications at the cinema, on the go, in the home, and at work.

Dolby, Dolby Cinema, Dolby Vision, Dolby Atmos, Dolby Audio, Dolby Voice, and the double-D symbol are among the registered and unregistered trademarks of Dolby Laboratories, Inc. in the United States and/or other countries. Other trademarks remain the property of their respective owners. DLB-F

DOLBY LABORATORIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts; unaudited)

	Fiscal Quarter Ended
	December 27, 2019	December 28, 2018
Revenue:
Licensing	$257,683	$260,279
Products and services	34,194	42,097
Total revenue	291,877	302,376

Cost of revenue:
Cost of licensing	12,342	11,397
Cost of products and services	24,973	27,232
Total cost of revenue	37,315	38,629

Gross margin	254,562	263,747

Operating expenses:
Research and development	57,650	58,647
Sales and marketing	95,118	85,602
General and administrative	52,529	50,813
Restructuring charges	675	14
Total operating expenses	205,972	195,076

Operating income	48,590	68,671

Other income/expense:
Interest income	4,932	5,185
Interest expense	(72)	(45)
Other income, net	1,004	443
Total other income	5,864	5,583

Income before income taxes	54,454	74,254
(Provision for)/benefit from income taxes	(5,863)	24,104
Net income including controlling interest	48,591	98,358
Less: net loss/(income) attributable to controlling interest	162	(139)
Net income attributable to Dolby Laboratories, Inc.	$48,753	$98,219

Net income per share:
Basic	$0.49	$0.96
Diluted	$0.47	$0.93
Weighted-average shares outstanding:
Basic	100,336	102,677
Diluted	103,078	106,130

DOLBY LABORATORIES, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands; unaudited)

	December 27, 2019	September 27, 2019
ASSETS
Current assets:
Cash and cash equivalents	$741,429	$797,210
Restricted cash	11,726	8,383
Short-term investments	170,234	119,146
Accounts receivable, net	191,001	189,115
Contract assets	204,963	195,651
Inventories, net	29,104	32,331
Prepaid expenses and other current assets	52,551	39,704
Total current assets	1,401,008	1,381,540
Long-term investments	141,720	179,587
Property, plant, and equipment, net	549,495	537,432
Operating lease right-of-use assets	71,071	—
Goodwill and intangible assets, net	511,424	515,720
Deferred taxes	123,284	114,075
Other non-current assets	95,282	93,395
Total assets	$2,893,284	$2,821,749

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$13,700	$15,212
Accrued liabilities	242,052	268,144
Income taxes payable	2,318	3,506
Contract liabilities	19,785	19,991
Operating lease liabilities	15,604	—
Total current liabilities	293,459	306,853
Non-current contract liabilities	23,917	24,404
Non-current operating lease liabilities	57,985	—
Other non-current liabilities	179,222	177,462
Total liabilities	554,583	508,719

Stockholders’ equity:
Class A common stock	58	58
Class B common stock	41	41
Additional paid-in capital	—	—
Retained earnings	2,351,251	2,327,877
Accumulated other comprehensive (loss)	(18,060)	(20,625)
Total stockholders’ equity – Dolby Laboratories, Inc.	2,333,290	2,307,351
Controlling interest	5,411	5,679
Total stockholders’ equity	2,338,701	2,313,030
Total liabilities and stockholders’ equity	$2,893,284	$2,821,749

DOLBY LABORATORIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands; unaudited)

	Fiscal Quarter Ended
	December 27, 2019	December 28, 2018
Operating activities:
Net income including controlling interest	$48,591	$98,358
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	20,239	20,029
Stock-based compensation	22,614	21,482
Amortization of premium on investments	160	309
Provision for doubtful accounts	575	1,605
Deferred income taxes	(9,174)	(32,571)
Restructuring charge for exit of leased facility	486	—
Other non-cash items affecting net income	(10)	3,393
Changes in operating assets and liabilities:
Accounts receivable, net	(2,331)	17,736
Contract assets	(9,310)	(33,519)
Inventories	767	(2,709)
Operating lease right-of-use assets	(8,644)	—
Prepaid expenses and other assets	(13,245)	(13,157)
Accounts payable and accrued liabilities	(30,785)	(26,332)
Income taxes, net	945	1,546
Contract liabilities	(724)	(678)
Operating lease liabilities	8,664	—
Other non-current liabilities	2,341	1,460
Net cash provided by operating activities	31,159	56,952

Investing activities:
Purchases of investment securities	(129,325)	(63,329)
Proceeds from sales of investment securities	97,717	32,582
Proceeds from maturities of investment securities	17,876	19,785
Purchases of property, plant, and equipment	(23,385)	(18,539)
Purchase of intangible assets	(290)	(12,065)
Net cash used in investing activities	(37,407)	(41,566)

Financing activities:
Proceeds from issuance of common stock	24,373	14,272
Repurchase of common stock	(30,003)	(112,545)
Payment of cash dividend	(22,081)	(19,573)
Distribution to controlling interest	(283)	(906)
Shares repurchased for tax withholdings on vesting of restricted stock	(20,282)	(19,679)
Net cash used in financing activities	(48,276)	(138,431)

Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	2,086	(2,419)
Net decrease in cash, cash equivalents, and restricted cash	(52,438)	(125,464)
Cash, cash equivalents, and restricted cash at beginning of period	805,593	925,250
Cash, cash equivalents, and restricted cash at end of period	$753,155	$799,786

GAAP to Non-GAAP Reconciliations
(in millions, except per share data; unaudited)

The following tables present Dolby's GAAP financial measures reconciled to the non-GAAP financial measures included in this release for the first quarter of fiscal 2020 and 2019:

Net income:	Fiscal Quarter Ended
	December 27, 2019	December 28, 2018
GAAP net income	$48.8	$98.2
Stock-based compensation (1)	22.6	21.5
Amortization of acquisition-related intangibles (2)	2.2	1.8
Restructuring charges	0.7	—
Impact of Tax Reform	—	(36.0)
Income tax adjustments	(8.8)	(6.8)
Non-GAAP net income	$65.5	$78.7

(1) Stock-based compensation included in above line items:
Cost of products and services	0.5	0.5
Research and development	7.0	6.3
Sales and marketing	8.2	8.2
General and administrative	6.9	6.5

(2) Amortization of acquisition-related intangibles included in above line items:
Cost of licensing	0.6	0.6
Cost of products and services	0.4	0.6
Research and development	0.1	(0.2)
Sales and marketing	0.8	0.8
General and administrative	0.3	—

Diluted earnings per share:	Fiscal Quarter Ended
	December 27, 2019	December 28, 2018
GAAP diluted earnings per share	$0.47	$0.93
Stock-based compensation	0.22	0.20
Amortization of acquisition-related intangibles	0.02	0.02
Restructuring charges	0.01	—
Impact of Tax Reform	—	(0.34)
Income tax adjustments	(0.08)	(0.07)
Non-GAAP diluted earnings per share	$0.64	$0.74

Shares used in computing diluted earnings per share	103	106

The following tables present a reconciliation between GAAP and non-GAAP versions of the estimated financial amounts for the second quarter of fiscal 2020 and fiscal year 2020 included in this release:

Gross margin:	Q2 2020	Fiscal 2020
GAAP gross margin (low - high end of range)	89%	87% - 88%
Stock-based compensation	0.2%	0.2%
Amortization of acquisition-related intangibles	0.8%	0.8%
Non-GAAP gross margin (low - high end of range)	90%	88% - 89%

Operating expenses:	Q2 2020	Fiscal 2020
GAAP operating expenses (low - high end of range)	$213 - $219	$829 - $849
Stock-based compensation	(21)	(84)
Amortization of acquisition-related intangibles	(1)	(5)
Non-GAAP operating expenses (low - high end of range)	$191 - $197	$740 - $760

Effective tax rate:		Fiscal 2020
GAAP effective tax rate (low - high end of range)		17% - 19%
Stock-based compensation (low - high end of range)		2% - 3%
Amortization of acquisition-related intangibles (low - high end of range)		(1%) - 0%
Non-GAAP effective tax rate (low - high end of range)		18% - 20%

Diluted earnings per share:	Q2 2020
	Low	High
GAAP diluted earnings per share	$0.97	$1.03
Stock-based compensation	0.21	0.21
Amortization of acquisition-related intangibles	0.02	0.02
Income tax adjustments	(0.05)	(0.05)
Non-GAAP diluted earnings per share	$1.15	$1.21

Shares used in computing diluted earnings per share	103	103

	Fiscal 2020
	Low	High
GAAP diluted earnings per share	$2.64	$2.74
Stock-based compensation	0.84	0.84
Amortization of acquisition-related intangibles	0.09	0.09
Income tax adjustments	(0.17)	(0.17)
Non-GAAP diluted earnings per share	$3.40	$3.50

Shares used in computing diluted earnings per share	103	103

Investor Contact:
Jason Dea
Dolby Laboratories, Inc.
415-357-7002
investor@dolby.com

Media Contact:
Karen Hartquist
Dolby Laboratories, Inc.
415-505-8357
karen.hartquist@dolby.com